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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 1, 2000

                      AMERICAN PLUMBING & MECHANICAL, INC.
             (Exact name of registrant as specified in its charter)



            DELAWARE                   333-81139             76-0577626
(State or other jurisdiction of       (Commission         (I.R.S. Employer
 incorporation or organization)       File Number)       Identification No.)


                             1905 Louis Henna Blvd.
                            Round Rock, Texas 78664
              (Address of principal executive offices) (Zip Code)



                                 (512) 246-5200
              (Registrant's telephone number, including area code)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

        On March 1, 2000, American Plumbing & Mechanical, Inc. (the "Company") consummated the acquisition of all of the issued and outstanding capital stock and membership interest of Lindy Dennis Industries, Inc. and its related affiliates (collectively, "LDI"). LDI, headquartered in Corona, California with satellite offices in Northern California and Las Vegas, operates primarily as a heating, ventilation and air conditioning contractor specializing in multifamily construction. The consideration paid by the Company for LDI was determined through negotiations between representatives of the Company and LDI and consisted of an aggregate of 1,346,154 shares of common stock of the Company and approximately $12 million in cash. The cash portion of the consideration paid for LDI was funded through borrowings under the Company's existing $95 million line of credit facility. The Company intends to continue using the assets of LDI in the heating, ventilation and air conditioning contracting business.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (A-B) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED AND PRO FORMA FINANCIAL INFORMATION

        The financial statements and pro forma financial information required pursuant to this Item 7 with respect to the acquisition as described in Item 2 above will be filed by amendment hereto within the time period required by Item 7 of Form 8-K.






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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                AMERICAN PLUMBING & MECHANICAL, INC.


                                By:    /s/ David C. Baggett
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                                       David C. Baggett
                                       Senior Vice President and Chief
                                       Financial Officer

Date: March 16, 2000